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                                                                     EXHIBIT 2.1




                                  AGREEMENT AND

                             PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                    VIB CORP,

                               KINGS RIVER BANCORP

                                       AND

                             KINGS RIVER STATE BANK

                             DATED SEPTEMBER 7, 1999


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                                TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

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ARTICLE I........................................................................................2

THE ACQUISITION AND RELATED TRANSACTIONS.........................................................2
        1.1    Creation of KRBHC Merger Corp.....................................................2
        1.2    The Merger........................................................................2
               (a)     Merger of KRBHC and Merger Corp...........................................2
               (b)     Name of Merged Corporation................................................2
               (c)     Articles of Incorporation and Bylaws of Merged Corporation................2
               (d)     Directors and Officers of Merged Corporation..............................3
               (e)     Effect on Merger Corp Shares..............................................3
               (f)     Effect on KRBHC Shares....................................................3
               (g)     Effect of the Merger......................................................3
        1.3    The PS Merger.....................................................................4
               (a)     Merger of Merged Corporation into VIBC....................................4
               (b)     Name of the Surviving Company.............................................4
               (c)     Articles of Incorporation and Bylaws of Surviving Company.................4
               (d)     Directors and Officers of Surviving Company...............................4
               (e)     Effect on VIBC Common Stock...............................................4
               (f)     Effect on Merged Corporation Stock........................................4
               (g)     Effect of the PS Merger...................................................4
        1.4    Dissenting Shares.................................................................5
        1.5    Aggregate Purchase Price and Per Share Purchase Price.............................5
        1.6    Adjustment of Aggregate Purchase Price and Per Share Purchase Price...............5
        1.7    Delivery of Cash..................................................................6
               (a)     Exchange Agent............................................................6
               (b)     Exchange Procedures.......................................................6
               (c)     Transfers.................................................................6
               (d)     Termination of Exchange Fund..............................................6
               (e)     Lost, Stolen or Destroyed Certificates....................................7
        1.8    Director's Agreement..............................................................7
        1.9    Bank Consulting Agreement and Agreement Not to Compete............................7
        1.10   Agreement Not to Compete..........................................................7
        1.11   Cooperation; Best Efforts.........................................................7
        1.12   Alternative Method................................................................7

ARTICLE II.......................................................................................7

THE CLOSING......................................................................................7
        2.1    Closing Date......................................................................7
        2.2    Execution of Merger Agreement.....................................................8
        2.3    Execution of PS Merger Agreement..................................................8
        2.4    Documents to be Delivered.........................................................8
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ARTICLE III......................................................................................9

REPRESENTATIONS AND WARRANTIES OF KRBHC AND KRB..................................................9
        3.1    Organization, Standing and Power of KRBHC.........................................9
        3.2    Capitalization of KRBHC...........................................................9
        3.3    Organization, Standing and Power of KRB...........................................9
        3.4    Capitalization of KRB.............................................................9
        3.5    Subsidiaries.....................................................................10
        3.6    Authority........................................................................10
        3.7    Branches.........................................................................10
        3.8    Financial Statements.............................................................10
        3.9    Undisclosed Liabilities..........................................................11
        3.10   Title to Assets..................................................................11
        3.11   Real Estate......................................................................11
        3.12   Environmental Liabilities........................................................12
               (a)     Compliance...............................................................12
               (b)     No Investigations........................................................13
               (c)     Hazardous Substances.....................................................13
        3.13   Loans and Investments............................................................14
        3.14   Extensions of Credit.............................................................14
        3.15   Deposits.........................................................................14
        3.16   Litigation and Governmental Proceedings..........................................14
        3.17   Contracts and Agreements.........................................................15
        3.18   Performance of Obligations.......................................................16
        3.19   Insurance........................................................................16
        3.20   Taxes............................................................................17
        3.21   Absence of Certain Changes.......................................................17
        3.22   Brokers' and Finders' Fees.......................................................18
        3.23   Employees........................................................................18
        3.24   Regulatory Reports...............................................................18
        3.25   KRBHC and KRB Employee Benefit Plans and Employment and Labor Contracts..........19
        3.26   Stock Option Plan................................................................21
        3.27   Absence of Certain Practices.....................................................21
        3.28   No Violation of Law..............................................................21
        3.29   Certain Interests................................................................21
        3.30   Minute Books.....................................................................22
        3.31   Accounting Records; Data Processing..............................................22
        3.32   Operating Losses.................................................................22
        3.33   CRA Standing.....................................................................22
        3.34   Year 2000........................................................................23
        3.35   Accuracy and Currentness of Information Furnished................................23

ARTICLE IV......................................................................................23

REPRESENTATIONS AND WARRANTIES OF VIBC..........................................................23
        4.1    Organization and Good Standing...................................................23
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        4.2    Authority; No Conflicts; Defaults................................................23
        4.3    Brokers' and Finders' Fees.......................................................24
        4.4    Regulatory Approvals.............................................................24
        4.5    Accuracy of Information Furnished................................................24
        4.6    Authority of Merger Corp.........................................................24

ARTICLE V.......................................................................................25

COVENANTS OF KRBHC AND KRB PRIOR TO CLOSING.....................................................25
        5.1    Business Records and Information.................................................25
        5.2    Limitations Upon KRBHC and KRB Prior to Closing..................................26
        5.3    Affirmative Conduct of KRBHC and KRB Prior to Closing............................28
        5.4    Indemnification..................................................................30
        5.5    Execute Agreements to Merge and Consolidate......................................30
        5.6    Discussion With Third Parties....................................................30
               (a)     Strategic Transactions...................................................30
               (b)     Qualifying Proposal......................................................31
        5.7    Stock Option Plans...............................................................31
        5.8    Proxy Statement..................................................................31
        5.9    Phase I Report...................................................................32

ARTICLE VI......................................................................................32

COVENANTS OF VIBC PRIOR TO CLOSING..............................................................32
        6.1    Affirmative Conduct of VIBC Prior to Closing.....................................32
        6.2    Appointment of VIBC Representative...............................................32
        6.3    Indemnification..................................................................32

ARTICLE VII.....................................................................................33

COVENANTS AND AGREEMENTS TO OBTAIN APPROVALS....................................................33
        7.1    Required Approvals...............................................................33
        7.2    KRBHC Responsibility.............................................................33
        7.3    VIBC Responsibility..............................................................34
        7.4    Compliance with Laws.............................................................34

ARTICLE VIII....................................................................................34

CONDITIONS PRECEDENT TO OBLIGATIONS OF KRBHC....................................................34
        8.1    Continued Accuracy of Representations and Warranties.............................34
        8.2    Performance of Obligations.......................................................34
        8.3    Officers' Certificate............................................................34
        8.4    Receipt of Legal Opinion.........................................................35
        8.5    Closing Documents................................................................35
        8.6    Approvals........................................................................35
        8.7    Bank Consulting Agreement and Agreement Not to Compete...........................35
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ARTICLE IX......................................................................................35

CONDITIONS PRECEDENT TO OBLIGATIONS OF VIBC.....................................................35
        9.1    Continued Accuracy of Representations and Warranties.............................35
        9.2    Performance of Obligations.......................................................35
        9.3    Absence of Material Changes......................................................35
        9.4    Appointment of Directors.........................................................35
        9.5    Officers' Certificate............................................................36
        9.6    Receipt of Legal Opinion.........................................................36
        9.7    Closing Documents................................................................36
        9.8    Consents.........................................................................36
        9.9    Vendor Agreements................................................................36
        9.10   Phase I Reports..................................................................36
        9.11   Approvals........................................................................36
        9.12   Consulting Agreements............................................................36
        9.13   Agreements Not to Compete and NonSolicitation Agreement..........................36
        9.14   Data and System Processing Contract..............................................36

ARTICLE X.......................................................................................37

CONDITIONS PRECEDENT TO THE MERGER AND THE PS MERGER............................................37
        10.1   Permits and Approvals............................................................37
        10.2   Tax Ruling or Opinion............................................................37

ARTICLE XI......................................................................................38

TERMINATION.....................................................................................38
        11.1   Termination of This Agreement....................................................38
        11.2   Immaterial Breach................................................................39
        11.3   Effect of Termination............................................................39
        11.4   Termination Fee and Liquidated Damages...........................................40
               (a)     Termination Fee..........................................................40
               (b)     Liquidated Damages.......................................................40
               (c)     Exclusive Remedy.........................................................40

ARTICLE XII.....................................................................................40

GENERAL PROVISIONS..............................................................................40
        12.1   Expenses.........................................................................40
        12.2   Notices..........................................................................40
        12.3   Successors and Assigns...........................................................41
        12.4   Third Party Beneficiaries........................................................41
        12.5   Counterparts.....................................................................41
        12.6   Governing Law....................................................................42
        12.7   Captions.........................................................................42
        12.8   Exhibits and Schedules...........................................................42
        12.9   Representations and Warranties...................................................42
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        12.11  Waiver and Modification..........................................................42
        12.12  Attorneys' Fees..................................................................42
        12.13  Knowledge........................................................................42
        12.14  Entire Agreement.................................................................43
        12.15  Consents.........................................................................43
        12.16  Severability.....................................................................43
        12.17  Press Release....................................................................43
        12.18  Arbitration......................................................................43
        12.19  Continued Indemnification........................................................43
        12.20  Director and Officer Liability Insurance.........................................43
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                         LIST OF EXHIBITS AND SCHEDULES

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EXHIBITS
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Agreement of Merger......................................................................Exhibit A
Agreement of PS Merger...................................................................Exhibit B
Director's Agreement ....................................................................Exhibit C
Bank Consulting Agreement and Agreement Not to Compete...................................Exhibit D
Agreement Not to Compete.................................................................Exhibit E
Non-Solicitation Agreement...............................................................Exhibit F
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SCHEDULES
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Kings River Bancorp:
--------------------
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Articles of Incorporation and Bylaws (KRBHC).........................................Schedule 3.1
Outstanding Stock Options............................................................Schedule 3.2
Articles of Incorporation and Bylaws (KRB)...........................................Schedule 3.3
Subsidiaries.........................................................................Schedule 3.5
Authority............................................................................Schedule 3.6
Financial Statements ................................................................Schedule 3.8
Liabilities..........................................................................Schedule 3.9
Assets...............................................................................Schedule 3.10
Real Estate .........................................................................Schedule 3.11
Environmental Liabilities............................................................Schedule 3.12
Loans and Investments................................................................Schedule 3.13
Classified Loans.....................................................................Schedule 3.14
Deposits ............................................................................Schedule 3.15
Litigation ..........................................................................Schedule 3.16
Contracts and Agreements ............................................................Schedule 3.17
Obligations..........................................................................Schedule 3.18
Insurance ...........................................................................Schedule 3.19
Taxes................................................................................Schedule 3.20
Certain Changes......................................................................Schedule 3.21
Brokers' and Finders' Fees...........................................................Schedule 3.22
Regulatory Reports...................................................................Schedule 3.24
Employee Benefit Plans...............................................................Schedule 3.25
Stock Option Plan....................................................................Schedule 3.26
Certain Practices....................................................................Schedule 3.27
Certain Interests....................................................................Schedule 3.29
Accounting Records; Data Processing .................................................Schedule 3.31
Operating Losses.....................................................................Schedule 3.32

Closing:

Example of Aggregate Purchase Price Compensation......................................Schedule 1.5
Closing Schedule......................................................................Schedule 2.4
Legal Opinion to KRBHC................................................................Schedule 8.4
Legal Opinion to VIBC.................................................................Schedule 9.6
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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 7, 1999, by and among VIB Corp, a California corporation ("VIBC"), 1498 Main Street, El Centro, California 92243, Kings River Bancorp, a California corporation ("KRBHC"), Tenth and I Streets, Reedley, California 93654, and Kings River State Bank, a California state banking corporation and wholly-owned subsidiary of KRBHC ("KRB"), Tenth and I Streets, Reedley, California, pursuant to which KRB will become a separate and wholly-owned subsidiary of VIBC, with reference to the following:

                                 R E C I T A L S

                WHEREAS, KRBHC is a California corporation and a bank holding company with the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal office in the City of Reedley, County of Fresno, State of California; KRB is a California state banking corporation with its principal office in the City of Reedley, County of Fresno, State of California, and is a wholly-owned subsidiary of KRBHC; and VIBC is a California corporation and a bank holding company within the meaning of the BHCA, with its principal office in the City of El Centro, County of Imperial, State of California;

                WHEREAS, at the date of this Agreement, VIBC has an authorized capitalization of 25,000,000 shares of common stock, no par value per share ("VIBC Common Stock"), of which 10,866,605 shares are issued and outstanding, and 10,000,000 shares of preferred stock ("VIBC Preferred Stock"), none of which are issued and outstanding;

                WHEREAS, at the date of this Agreement, KRBHC has an authorized capitalization of 20,000,000 shares of common stock, no par value per share ("KRBHC Stock"), of which 294,963 shares are issued and outstanding;

                WHEREAS, at the date of this Agreement, KRB has an authorized capitalization of 500,000 shares of common stock, no par value per share ("KRB Common Stock"), of which 153,700 shares are issued and outstanding;

                WHEREAS, KRBHC, KRB and VIBC desire to enter into this Agreement which contemplates the acquisition of KRB by VIBC, pursuant to which KRB will become a separate, wholly-owned subsidiary of VIBC;

                WHEREAS, after extensive discussions, KRBHC, KRB and VIBC desire to enter into this Agreement which provides for the acquisition of KRB by VIBC through the merger (the "Merger") of a wholly-owned subsidiary of VIBC ("KRBHC Merger Corp") with and into KRBHC in accordance with the Agreement of Merger (the "Merger Agreement") to be entered into by and between KRBHC Merger Corp (hereinafter "Merger Corp") and KRBHC, substantially in the form of Exhibit "A" hereto, to be immediately followed by a second merger (the "PS Merger") of the survivor thereof with and into VIBC (both the Merger and the PS Merger are sometimes hereinafter referred to collectively as the "Acquisition"), under the applicable laws of the United States and the State of California and



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        in accordance with the Agreement of PS Merger (the "PS Merger
        Agreement") to be entered into by and between VIBC and KRBHC, as the survivor of the Merger, substantially in the form of Exhibit "B" hereto;

                WHEREAS, to consummate the Acquisition the parties hereto will have to take various steps and actions in furtherance of the transactions contemplated by this Agreement (collectively, with the Merger and the PS Merger, the "Transactions"); and

                WHEREAS, the Boards of Directors of VIBC, KRB and KRBHC have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution;

                NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:

                               A G R E E M E N T

                                    ARTICLE I

                    THE ACQUISITION AND RELATED TRANSACTIONS

        1.1 CREATION OF KRBHC MERGER CORP. As soon as practicable VIBC shall organize KRBHC Merger Corp pursuant to Section 200 of the California Corporations Code as a wholly-owned subsidiary. The Articles of Incorporation, Bylaws, directors and officers of Merger Corp shall be determined by VIBC.

        1.2 THE MERGER. Pursuant to California Corporations Code Section 1103 ("Section 1103"), the Merger shall become effective (the "Effective Time of the Merger") when the following documents are filed with the California Secretary of State: (i) a copy of the Merger Agreement and (ii) Officers' Certificates of KRBHC and Merger Corp stating: (a) the total number of outstanding shares entitled to vote on the Merger; and (b) that the principal terms of the Merger Agreement were approved by the shareholders entitled to vote. At the Effective Time of the Merger and pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

                (a) MERGER OF KRBHC AND MERGER CORP. Merger Corp will merge with and into KRBHC under the Articles of Incorporation and Bylaws of KRBHC, and the separate corporate existence of Merger Corp shall cease. KRBHC, as the corporation surviving the Merger, is sometimes referred to herein as the "Merged Corporation."

                (b) NAME OF MERGED CORPORATION. The name of the Merged Corporation shall be "Kings River Bancorp."

                (c) ARTICLES OF INCORPORATION AND BYLAWS OF MERGED CORPORATION. The Articles of Incorporation and Bylaws of KRBHC as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Merged Corporation.



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                (d)     DIRECTORS AND OFFICERS OF MERGED CORPORATION. The
        directors of Merger Corp at the Effective Time of the Merger shall be the directors of the Merged Corporation until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Merged Corporation. The officers of Merger Corp at the Effective Time of the Merger shall be the officers of the Merged Corporation until they resign or are replaced or terminated by the Board of Directors of the Merged Corporation or otherwise in accordance with the Merged Corporation's Articles of Incorporation or Bylaws.

                (e) EFFECT ON MERGER CORP SHARES. Each share of common stock, no par value, of Merger Corp ("Merger Corp Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on or after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of VIBC, KRBHC, or Merger Corp, shall be converted into one share of common stock of the Merged Corporation (the "Merged Corporation Stock"). Each outstanding stock certificate which, prior to the Effective Time of the Merger represented shares of Merger Corp Stock, automatically and for all purposes shall be deemed to represent the number of shares of Merged Corporation Stock into which the shares of Merger Corp Stock represented by such certificate have been converted as provided in this Section 1.2(e).

                (f) EFFECT ON KRBHC SHARES. Each share of KRBHC Stock issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of KRBHC or the holders of KRBHC Stock, automatically shall be cancelled and cease to be an issued and outstanding share of KRBHC Stock and shall be converted into the right to receive the Per Share Purchase Price (as defined in, and in the form delineated by, Sections 1.5 and 1.6 hereof). Certificates formerly evidencing shares of KRBHC Stock shall be surrendered to the Exchange Agent for payment by VIBC in accordance with
        Section 1.7 hereof.

                (g) EFFECT OF THE MERGER. By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Merger Corp and KRBHC shall be vested in and be held and enjoyed by the Merged Corporation, without further act or deed, and all the estates and interests of every kind of Merger Corp and KRBHC, including all debts due to either of them, shall be as effectively the property of the Merged Corporation as they were the property of Merger Corp and KRBHC, and the title to any real estate vested by deed or otherwise in either Merger Corp or KRBHC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Merger Corp and KRBHC shall be preserved unimpaired, and all debts, liabilities and duties of Merger Corp and KRBHC shall be debts, liabilities and duties of the Merged Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

        1.3 THE PS MERGER. Pursuant to Section 1103, the PS Merger shall become effective (the "Effective Time of the PS Merger") when the following documents are filed with the California Secretary of State: (i) a copy of the PS Merger Agreement and (ii) Officers' Certificates of Merged Corporation and VIBC stating: (a) the total number of outstanding shares of Merged Corporation



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entitled to vote on the PS Merger; and (b) that the principal terms of the PS
Merger Agreement were approved by the sole shareholder of Merged Corporation and the Board of Directors of VIBC, respectively. At the Effective Time of the PS Merger and pursuant to the terms of this Agreement and the PS Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

                (a) MERGER OF MERGED CORPORATION INTO VIBC. KRBHC, as the Merged Corporation, shall be merged with and into VIBC, and the separate corporate existence of KRBHC shall cease. VIBC, as the Company surviving the PS Merger, is sometimes referred to herein as the "Surviving Company."

                (b) NAME OF THE SURVIVING COMPANY. The name of the Surviving Company shall be "VIB Corp."

                (c) ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY. The Articles of Incorporation and Bylaws of VIBC as in effect immediately prior to the Effective Time of the PS Merger shall continue to be the Articles of Incorporation and Bylaws of the Surviving Company.

                (d) DIRECTORS AND OFFICERS OF SURVIVING COMPANY. The directors of VIBC at the Effective Time of the PS Merger shall be the directors of the Surviving Company until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Surviving Company. The officers of VIBC at the Effective Time of the PS Merger shall be the officers of the Surviving Company until they resign or are replaced or terminated by the Board of Directors of the Surviving Company or otherwise in accordance with the Surviving Company's Articles of Incorporation or Bylaws.

                (e) EFFECT ON VIBC COMMON STOCK. Each share of VIBC Common Stock issued and outstanding immediately prior to the Effective Time of the PS Merger shall, on and after the Effective Time of the PS Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of the Surviving Company (the "Surviving Company Stock").

                (f) EFFECT ON MERGED CORPORATION STOCK. Each share of Merged Corporation Stock outstanding immediately prior to the Effective Time of the PS Merger, pursuant to the PS Merger Agreement and without further action on the part of VIBC or KRBHC or the former holders of KRBHC Stock, automatically shall be canceled and cease to be an issued and outstanding share of Merged Corporation Stock.

                (g) EFFECT OF THE PS MERGER. By virtue of the PS Merger and at the Effective Time of the PS Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of the Merged Corporation and VIBC shall be vested in and be held and enjoyed by VIBC, without further act or deed, and all the estates and interests of every kind of the Merged Corporation and VIBC, including all debts due to either of them, shall be as effectively the property of VIBC as they were of the Merged Corporation and VIBC, and the title to any real estate vested by deed or otherwise in either the Merged Corporation or VIBC shall not revert or be in any way impaired by reason of the PS Merger; and all rights of creditors and liens upon any property of the Merged Corporation



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

        and VIBC shall be preserved unimpaired, and all debts, liabilities and duties of the Merged Corporation and VIBC shall be debts, liabilities and duties of VIBC and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the PS Merger.

        1.4 DISSENTING SHARES. Each outstanding share of KRBHC Stock whose holder has lawfully dissented from the Merger in accordance with Chapter 13 of the California Corporations Code ("Chapter 13") and has timely filed with KRBHC a written demand for appraisal of his or her shares accompanied by surrender of his or her stock certificates pursuant to Chapter 13 is herein called a "Dissenting Share." Dissenting Shares whose holders have not effectively withdrawn or lost their dissenters' rights under Chapter 13 shall not be converted pursuant to Section 1.2(f), but the holders thereof shall be entitled only to such rights as are granted them by Chapter 13. Each dissenting shareholder who is entitled to payment pursuant to Chapter 13 shall receive such payment in an amount as determined pursuant to Chapter 13.

        1.5 AGGREGATE PURCHASE PRICE AND PER SHARE PURCHASE PRICE. Subject to the calculation and adjustments provided for in Section 1.6, the aggregate amount payable in cash pursuant to Section 1.2(f) for all of the outstanding shares of KRBHC Stock (the "Aggregate Purchase Price") shall be equal to: (i) the product of 2.5 times the Book Value of KRBHC, as defined in Section 1.6, as of the end of the month prior to the Closing, as described in Section 2.1; less
(ii) all merger and related Closing costs of KRBHC and KRB associated with this Agreement and the Transactions, including all accrued but unpaid and all anticipated costs, including, but not limited to, all legal, accounting, consulting, appraisal, commissions due to First Capital Group, LLP, and regulatory costs and fees (collectively, the "Merger Costs"); less (iii) the product of 1.5 times the amount of the Merger Costs in excess of $240,000; and less (iv) $159,000. The amount payable pursuant to Section 1.2(f) for each outstanding share of KRBHC stock (the "Per Share Purchase Price") shall be equal to the quotient obtained by dividing the Aggregate Purchase Price by the total number of shares of KRBHC Stock outstanding immediately prior to the Effective Time of the Merger (including Dissenting Shares). Schedule 1.5 sets forth an example of the calculation of the Aggregate Purchase Price based on unaudited and unconfirmed financial information for example purposes only and does not constitute a binding agreement of VIBC, KRBHC and KRB in any manner whatsoever.

        1.6 ADJUSTMENT OF AGGREGATE PURCHASE PRICE AND PER SHARE PURCHASE PRICE. For purposes of Section 1.5 the Book Value of KRBHC shall mean KRBHC's shareholders' equity as calculated and determined in accordance with generally accepted accounting principles ("GAAP"), excluding all Merger Costs and excluding any unrealized gain or loss for KRBHC's and KRB's entire securities portfolio, and reduced by the costs associated with, but not limited to, the termination of all KRBHC and KRB employee benefit plans, incentive compensation plans, deferred compensation plans or any similar plans.

        1.7     DELIVERY OF CASH.

                (a) EXCHANGE AGENT. Prior to the Effective Time of the Merger, VIBC shall deliver or cause to be delivered to an independent third party (the "Exchange Agent"), an amount of cash equal to the Aggregate Purchase Price calculated pursuant to Sections 1.5 and 1.6 hereof. Delivery to the holders of KRBHC Stock of the cash to which they are entitled will subsequently be made by the Exchange Agent against delivery of share certificates formerly evidencing KRBHC Stock (duly executed and in proper form for transfer) to the Exchange Agent in accordance with this
        Section 1.7 and the terms and conditions of an agreement to be entered into by and between VIBC and the Exchange Agent (the "Exchange Agent Agreement"). A copy of the Exchange Agent Agreement will be provided to KRBHC and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

                (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time of the Merger, the Exchange Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of KRBHC Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Exchange Agent such certificate for conversion. Each holder of such certificates, upon surrender of the same to the Exchange Agent in accordance with such transmittal form, shall be entitled to receive the consideration provided for in Section 1.2(f) hereof with the exception of holders of Dissenting Shares. If the consideration of shares of KRBHC Stock provided for in Section 1.2(f) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Exchange Agent by such person, or the Exchange Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

                (c) TRANSFERS. After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of KRBHC of the KRBHC Stock that was outstanding immediately prior to the Effective Time of the Merger.

                (d) TERMINATION OF EXCHANGE FUND. Any portion of the cash delivered to the Exchange Agent (including the proceeds of any investments thereof) that remains unclaimed by the holders of KRBHC Stock for six months after the Effective Time of the Merger shall be returned to VIBC. Any holders of KRBHC Stock who have not theretofore complied with this Section 1.7 shall thereafter look only to VIBC for exchange of their KRBHC Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of VIBC, KRBHC, the Exchange Agent or any other person shall be liable to any former holder of KRBHC Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate for KRBHC Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by VIBC, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.7.

        1.8 DIRECTOR'S AGREEMENT. Concurrently with the execution of this Agreement, KRBHC shall cause each of its directors to enter into an agreement in the form of Exhibit "C" hereto pursuant to which each director shall agree to vote or cause to be voted all shares of his or her KRBHC Stock with respect to which each such director has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto.

        1.9 BANK CONSULTING AGREEMENT AND AGREEMENT NOT TO COMPETE. Concurrently with the execution of this Agreement, KRBHC shall cause Director Klassen to enter into a Bank Consulting Agreement and Agreement Not to Compete substantially in the form of Exhibit "D" hereto.

        1.10 AGREEMENT NOT TO COMPETE. Concurrently with the execution of this Agreement, KRBHC will cause Directors Barsoom, Enns, Grunau, Penner, and Ratzlaff to execute an Agreement Not to Compete substantially in the form of Exhibit "E" hereto and Director Lowery to execute the Non-Solicitation Agreement substantially in the form of Exhibit "F" hereto.

        1.11 COOPERATION; BEST EFFORTS. Each of the parties, consistent with the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

        1.12 ALTERNATIVE METHOD. Anything herein to the contrary notwithstanding, upon written notice to KRBHC, VIBC may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of KRB (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of KRBHC Stock as provided for in this Agreement, or (ii) materially impede or delay the receipt of any approvals referred to in Section 10.1 or the consummation of the Transactions contemplated by this Agreement.

                                   ARTICLE II

                                   THE CLOSING

        2.1 CLOSING DATE. The consummation of the Transactions contemplated by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of KRBHC, Tenth and I Streets, Reedley, California 93654, on a date designated in a written notice to KRBHC by VIBC within fifteen days after the last of the following shall have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under Section 3(b)(1) of the BHCA; and (iii) all conditions, covenants, representations and warranties specified in Articles III, IV, V, VI, VII, VIII, IX and X hereof shall have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the earlier of (i) the last business day in such fifteen day period; or
(ii) the last business day occurring on or prior to the Termination Date (as defined in Section 11.1(f)).

        2.2 EXECUTION OF MERGER AGREEMENT. As soon as practicable after the organization of Merger Corp and the approval of this Agreement and the Transactions contemplated hereby by the shareholder of Merger Corp and the shareholders of KRBHC, the Merger Agreement in the form attached hereto as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by KRBHC and Merger Corp. As soon as practicable after the execution of the Merger Agreement, the Merger Agreement, the other documents required pursuant to Section 1.2, and any other documents required pursuant to
Section 1103 shall be submitted to the California Secretary of State for filing on the Closing Date upon satisfaction of the conditions precedent to the consummation of the Acquisition.

        2.3 EXECUTION OF PS MERGER AGREEMENT. As soon as practicable after the organization of Merger Corp and the approval of this Agreement and the Transactions contemplated hereby by the shareholder of Merger Corp and the shareholders of KRBHC, the PS Merger Agreement in the form attached hereto as Exhibit "B" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by KRBHC, as the Merged Corporation, and VIBC. As soon as practicable after the execution of the PS Merger Agreement, the PS Merger Agreement, the other documents required pursuant to Section 1.3, and any other documents required pursuant to Section 1103 shall be submitted to the California Secretary of State for filing on the Closing Date immediately after the filing of the Merger Agreement.

        2.4 DOCUMENTS TO BE DELIVERED. The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Schedule 2.4, along with such other documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the Transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger and PS Merger, KRBHC, as the Merged Corporation, or VIBC or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the Transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such Transactions, whether at the Closing or thereafter.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF KRBHC AND KRB

        KRBHC and KRB hereby represent and warrant to VIBC as follows:

        3.1 ORGANIZATION, STANDING AND POWER OF KRBHC. KRBHC is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the California Secretary of the State to conduct business as a California corporation and by the Board of Governors of the Federal Reserve to be a bank holding company pursuant to the BHCA. KRBHC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of KRBHC nor the location of any of its properties requires that it be licensed or qualified to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

        3.2 CAPITALIZATION OF KRBHC. The authorized capitalization of KRBHC consists of 20,000,000 shares of common stock, no par value per share, of which 294,963 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, the KRBHC Stock is held of record or beneficially by approximately 221 shareholders and the KRBHC Stock was not registered under the Securities Exchange Act of 1934, as amended. All of the outstanding shares of the KRBHC Stock are validly issued, fully paid and nonassessable. Except as contemplated herein and except for stock options covering 5,900 shares of the KRBHC Stock under the KRBHC 1994 Stock Option Plan, there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the KRBHC Stock or any securities convertible into such KRBHC Stock, and KRBHC is not obligated to issue any additional shares of its KRBHC Stock or any other security convertible into its KRBHC Stock. Schedule 3.2 sets forth the names of each holder of KRBHC stock options, the date of grant, the exercise price per share, the number of shares entitled to be purchased and the expiration date of each such holder's options.

        3.3 ORGANIZATION, STANDING AND POWER OF KRB. KRB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California. KRB is an insured bank as defined in the Federal Deposit Insurance Act and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Neither the scope of the business of KRB nor the location of any of its properties requires that it be licensed or qualified to do business in any jurisdiction other than the State of California. The shares of KRB common stock held by KRBHC are free and clear of all security interests, encumbrances, restrictions and claims or other defects in title. True and correct copies of KRB's Articles of Incorporation and Bylaws, as amended to date, are attached hereto as Schedule 3.3.

        3.4 CAPITALIZATION OF KRB. As of the date of this Agreement, the authorized capitalization of KRB consists of 500,000 shares of common stock, no par value per share, of which 153,700 shares are issued and outstanding. All of the outstanding shares of KRB Stock are validly issued, fully paid and nonassessable. There are no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares, or any other securities convertible into KRB stock. All of KRB's common stock is owned by KRBHC.

        3.5 SUBSIDIARIES. Except as set forth on Schedule 3.5 and except for KRBHC's ownership of KRB, neither KRBHC nor KRB owns, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by KRB as the result of any foreclosure by KRB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on
Schedule 3.5.

        3.6 AUTHORITY. The execution and delivery by KRBHC and KRB of this Agreement, the Merger Agreement, the PS Merger Agreement and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of KRBHC. This Agreement is, and the Merger Agreement and the PS Merger Agreement will be, binding and enforceable obligations of KRBHC and KRB, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or federally insured banks, or by general equitable principles. Neither the execution and delivery by KRBHC and KRB of this Agreement, the Merger Agreement or the PS Merger Agreement, nor the consummation of the Transactions contemplated herein or therein, nor compliance by KRBHC or KRB with any of the provisions hereof or thereof will: (a) conflict with, or result in a breach of, any provision of their Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule 3.6, constitute a breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which KRBHC, KRB or any of their properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of KRBHC or KRB, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by KRBHC of this Agreement, the Merger Agreement or the PS Merger Agreement or the consummation by KRBHC of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement, the Merger Agreement and the PS Merger Agreement by the shareholders of KRBHC and the shareholder of Merger Corp; (b) such approvals of this Agreement, the Merger Agreement and the PS Merger Agreement, and the Transactions contemplated herein as may be required by the FRB, pursuant to the BHCA, and the California Department of Financial Institutions (the "DFI"); and (c) as set forth on Schedule 3.6.

        3.7 BRANCHES. Except for its main office located at Tenth and I Streets, Reedley, California 93654, and its branch offices located at 130 E. Tulare, Dinuba, California 93618 (the "Dinuba Property"), and 218 N. Douty, Hanford, California 93230, and a loan production office located at 3104 S. Mooney Boulevard, Visalia, California 93277, KRB does not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

        3.8 FINANCIAL STATEMENTS. Except as disclosed in the notes relating thereto, or otherwise on Schedule 3.8 , the audited consolidated financial statements of KRBHC as of and for the periods ended December 31, 1997 and 1998, as well as the unaudited consolidated financial statements of KRBHC as of and for the periods ended June 30, 1998 and 1999, attached hereto as Schedule 3.8 (all of these statements are collectively referred to herein as the "KRBHC Financial Statements"): (i) fairly and accurately present the consolidated financial condition of KRBHC as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of KRBHC and KRB. KRB's reserves for possible loan losses as disclosed in the KRBHC Financial Statements were adequate as of such dates to absorb reasonably anticipated losses in the loan portfolio of KRB in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of KRBHC or KRB which would cause such management to restate as of any of such dates in any material way the level of such reserves for possible loan losses. The KRBHC Financial Statements have properly accrued for all known and reasonably anticipated liabilities and contingencies. With respect to other real estate owned, the value attributed thereto for purposes of preparing the KRBHC Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned, the value attributed thereto for purposes of preparing the KRBHC Financial Statements is in accordance with generally accepted accounting principles.

        3.9 UNDISCLOSED LIABILITIES. KRBHC and KRB do not have any undisclosed liabilities or obligations, either accrued or contingent, which are material to KRBHC or KRB taken as a whole and which have not been: (a) reflected or disclosed in the KRBHC Financial Statements; or (b) disclosed in Schedule
3.9. KRBHC and KRB do not know of any basis for the assertion against them of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of KRBHC and KRB when taken as a whole, which is not fairly reflected in the KRBHC Financial Statements or otherwise disclosed in Schedule 3.9 hereto.

        3.10 TITLE TO ASSETS. KRBHC and KRB have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by KRBHC or KRB and reflected on the KRBHC Financial Statements, or acquired after December 31, 1998 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1998), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable and except as disclosed in the KRBHC Financial Statements or in Schedule
3.10 hereto).

        3.11 REAL ESTATE. Schedule 3.11 hereto contains a list of all real property, including leaseholds and "other real estate owned," owned by KRBHC and KRB and copies of all leases to which KRBHC and KRB are parties, either individually or jointly. Schedule 3.11 contains, among other things, an accurate summary of all material commitments which KRBHC or KRB have to improve real estate owned or leased by them. KRBHC and KRB have good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 3.11, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 3.11);
(d) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 3.11 hereto. Copies of title policies for properties described in Schedule 3.11 as owned by KRBHC and KRB have been delivered or made available to VIBC. The activities of KRBHC and KRB with respect to their real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in
Schedule 3.11. KRBHC and KRB enjoy quiet and peaceful possession of all such property. All tangible properties of KRBHC and KRB that are material to the business, financial condition, results of operations or prospects of KRBHC and KRB are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of KRBHC and KRB as presently conducted. Except as set forth in
Schedule 3.11: (i) the execution of this Agreement, the performance of the obligations of KRBHC hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 3.11, or give any other party thereto a right to terminate or modify any term thereof;
(ii) each lease and agreement under which KRBHC or KRB is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of KRBHC or KRB; (iii) KRBHC, KRB and each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which KRBHC or KRB have reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by KRBHC and KRB; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. None of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business or financial condition of KRBHC or KRB.

        3.12    ENVIRONMENTAL LIABILITIES.

                (a) COMPLIANCE. Except as set forth on Exhibit 3.12, KRBHC and KRB are conducting and, to the best of their knowledge, have conducted their business, and are using and, to the best of their knowledge, have used their properties, whether currently owned, operated or leased, or owned, operated or leased by KRBHC or KRB at any time in the past, and all properties in which KRBHC and KRB have a security interest, have been used and are being used, in compliance with all applicable Environmental Laws (as that term is defined below).

                For purposes of this Agreement, "Environmental Law" shall mean any federal, state, county, or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted prior to the Closing relating to: (i) pollution or protection of the environment, including natural resources; (ii) exposure of persons, including employees, to Hazardous Substances (as that term is defined below) or other products, materials or chemicals; (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemicals or other substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition, the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 2601 et seq.; (5) the Toxic Substances Control

        Act, as amended, 15 U.S.C. Section 2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.
        Section 1101 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and (10) all comparable state and local laws, laws of other applicable jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, California. Health & Safety Code Section 25300 et seq.

                (b) NO INVESTIGATIONS. Neither KRBHC nor KRB have received notice that any property currently owned, operated or leased by KRBHC or KRB, or which has been in the past owned, operated or leased by KRBHC or KRB, or in which KRBHC or KRB have a security interest, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and are not reasonably likely to have a material adverse effect on KRBHC or KRB.

                (c)     HAZARDOUS SUBSTANCES. Except as set forth on Schedule
        3.12 and any Phase I Environmental Report for KRB's Dinuba Property provided by KRBHC or KRB to VIBC hereunder, to the knowledge of KRBHC or KRB, there are no Hazardous Substances (as that term is defined below) presently located on, under or about any property which is currently owned, operated, under the control of, or leased by KRBHC or KRB, or in which KRBHC or KRB have security interests, nor were there any Hazardous Substances located on, under or about any property prior to or during the period any such property has been owned, operated, under the control of, or leased by KRBHC or KRB. Schedule 3.12 includes Phase I Environmental Impact Reports on each parcel of such properties. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of KRBHC or KRB that has or might result in any material liability under any Environmental Law.

                For purposes of this Agreement, the term "Hazardous Substances" shall mean: (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity";
        (ii) oil or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to individuals or entities on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

        3.13 LOANS AND INVESTMENTS. Except as disclosed in Schedule 3.13 hereto: (a) all the loans and investments of KRB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) neither KRBHC nor KRB are subject to any liability or claim for violation of any state or federal laws or regulations concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 3.13 sets forth all of the investments reflected in the KRBHC Financial Statements dated December 31, 1998 and June 30, 1999. Except as set forth in Schedule 3.13, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of KRBHC or KRB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 3.13, as of December 31, 1998 and June 30, 1999, KRBHC and KRB had no holdings of positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.13, since January 1, 1997 neither KRBHC nor KRB have engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.13 sets forth for each Derivative Instrument held by KRBHC or KRB since January 1, 1997, the present book value and market value, if applicable, the open exposure of KRBHC or KRB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

        3.14    EXTENSIONS OF CREDIT. Schedule 3.14 sets forth a description of:
(a) by type and classification, if any, all loans, leases or other extensions of credit by KRBHC and KRB on nonaccrual; (b) by type and classification, if any, all loans, leases, or other extensions of credit or other real estate owned that have been classified or determined by the FDIC or DFI, external or internal auditors, directors, or management as "Watch List," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all loans, leases or other extensions of credit of KRB as to which any payment of principal, interest or other amount is 90 days or more past due.

        3.15 DEPOSITS. Schedule 3.15 sets forth a list of deposit accounts outstanding at KRB with an outstanding balance as of June 30, 1999, in excess of $100,000.00.

        3.16 LITIGATION AND GOVERNMENTAL PROCEEDINGS. Except as otherwise expressly disclosed in Schedule 3.16, neither KRBHC nor KRB are engaged in, or threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $25,000 or more; except as set forth in Schedule 3.16, neither KRBHC nor KRB are in default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over KRBHC or KRB or their business; except as disclosed in Schedule 3.16, neither KRBHC nor KRB have been served with notice of and are not, to the best of their knowledge, under investigation with respect to, any possible violation of any provision of federal, state or local laws, rules, or regulations; and except as set forth in Schedule 3.16, neither KRBHC nor KRB are subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to KRBHC or KRB. Schedule 3.16 contains a list identifying any claims pending on behalf of KRB against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

        3.17 CONTRACTS AND AGREEMENTS. Except as provided by this Agreement and except as set forth in Schedule 3.17, neither KRBHC nor KRB are a party to any contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

                (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule 3.11), guarantee, subordination agreement or other similar or related type of Understanding (but not including any deposit agreements as to which either KRBHC or KRB is the debtor), involving the expenditure of $25,000 or more as to which either KRBHC or KRB is a debtor, pledgor, lessee or obligor;

                (b) Any Understanding for the employment of any officer or employee which is not terminable by either KRBHC or KRB without liability, except as may be provided by law, on not more than 30 days' notice;

                (c)     Any Understanding with any labor organization;

                (d) Any Understanding which obligates either KRBHC or KRB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

                (e) Any Understanding for the sale of any of their assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of their assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of their assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

                (f) Any Understanding for the borrowing of any money by either KRBHC or KRB or for a line of credit to KRBHC or KRB, except borrowings from the Federal Home Loan Bank of San Francisco in the ordinary course of business;

                (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

                (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, including any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to KRBHC or KRB, would exceed $25,000;

                (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of either KRBHC or KRB or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

                (j)     Any Understanding for the sale of loans with recourse;
        or

                (k) Any Understanding not otherwise disclosed pursuant to this Section 3.17 which is material to the financial condition, results of operations, assets or business of KRBHC and KRB taken as a whole.

        True and correct copies of all contracts, including amendments thereto, setting forth the foregoing Understandings, are attached as a part of Schedule 3.17.

        3.18 PERFORMANCE OF OBLIGATIONS. KRBHC and KRB have each performed in all respects all of the material obligations required to be performed by it to date and KRBHC and KRB are not in default in any material respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which are material to the financial condition of KRBHC and KRB taken as a whole; and no party with whom KRBHC or KRB have an agreement which is of material importance to the business of KRBHC or KRB is in material default thereunder, except as has been disclosed in Schedule 3.18. With respect to loan delinquencies, Schedule 3.14 contains the monthly loan delinquency report dated on or about June 30, 1999, in the form customarily prepared for and delivered to the Board of Directors of KRBHC.

        3.19 INSURANCE. Except as set forth in Schedule 3.19, KRBHC and KRB have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule
3.19 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by KRBHC and KRB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to VIBC a copy of each such policy of insurance. KRBHC and KRB have continually for the past five years maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in Schedule 3.19. No claims have been made under such bond. Neither KRBHC nor KRB are aware of any facts which would form the basis of a claim under any such bond; nor do KRBHC and KRB have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

        3.20 TAXES. Except as set forth in Schedule 3.20 hereto, KRBHC and KRB have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in Schedule 3.20, all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the KRBHC Financial Statements. None of the federal, state and local tax returns of KRBHC or KRB have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in
Schedule 3.20. All material deficiencies (including interest and penalties, if any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the KRBHC Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.20. No material tax deficiency has been or to the knowledge of KRBHC or KRB is proposed to be assessed against KRBHC or KRB by any federal, state or local authority or agency. Neither KRBHC nor KRB have agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor have KRBHC or KRB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. The accruals for taxes reflected on the KRBHC Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1998.

        3.21 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3.21 or as permitted by this Agreement, since December 31, 1998, the business of KRBHC and KRB have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there have not been:

                (a) Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of KRBHC and KRB taken as a whole which has been materially adverse;

                (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to KRBHC Stock or the issuance of any additional shares of, or options to purchase, KRBHC Stock or any other security of KRBHC;

                (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of KRBHC or KRB;

                (d) Any change in accounting methods or practices of KRBHC or KRB;

                (e) Any revaluation by KRBHC or KRB of any of their assets except as may be applicable to available-for-sale securities or otherwise permitted by generally accepted accounting principles;

                (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by KRBHC or KRB of a bonus or other additional salary or compensation, other than in accordance with past practice;

                (g) Any sale, assignment or transfer of any material assets of KRBHC or KRB except in the ordinary course of business;

                (h) Any waiver or release of any material right or claim of KRBHC or KRB, except in the ordinary course of business; or

                (i) Any agreement to take any action specified in Sections 3.21(a) through (h) hereof.

        3.22 BROKERS' AND FINDERS' FEES. Except for First Capital Group, L.L.C., or as specified in Schedule 3.22, neither KRBHC nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement, the Merger Agreement, the PS Merger Agreement or the Transactions contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of KRBHC or VIBC therefor. Schedule
3.22 contains a true and correct copy of the fee agreement with First Capital Group, L.L.C. KRBHC agrees to indemnify and hold VIBC harmless from and against any and all claims, liabilities, or obligations with respect to any other brokers' or finders' fees, commissions, or expenses asserted by any other person on the basis of any act or statement alleged to have been made by KRBHC or its affiliates.

        3.23 EMPLOYEES. There are no material controversies pending or threatened between KRBHC or KRB and any of their employees. Except as disclosed in the KRBHC Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the applicable books of KRBHC or KRB.

        3.24 REGULATORY REPORTS. Except as otherwise set forth in Schedule 3.24, since January 1, 1996, KRBHC and KRB have filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments collectively referred to hereinafter as "KRBHC Filings"), that were required to be filed with (a) the FRB, (b) the FDIC, (c) the DFI and (d) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of KRBHC or KRB. Except as otherwise set forth in Schedule 3.24, no administrative actions have been taken or orders issued in connection with such KRBHC Filings and as of their respective dates, each of such KRBHC Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such KRBHC Filings that was intended to present the financial position of KRBHC and KRB fairly presented the financial position of KRBHC and KRB and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. KRBHC has furnished VIBC with true and correct copies of all KRBHC Filings filed by KRBHC or KRB since January 1, 1997.

        3.25 KRBHC AND KRB EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AND LABOR CONTRACTS.

                (a) Schedule 3.25 sets forth and describes all director and/or employee benefit plans and any collective bargaining agreements, labor contracts and employment agreements in which KRBHC and KRB participate, or by which they are bound, including, without limitation:
        (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; (iii) any other "employee benefit plan"

        [within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1975 ("ERISA")]; or (iv) any salary continuation or change in control agreements (collectively, the "KRBHC Employment Agreements"). Except as set forth in Schedule 3.25: (i) there are no negotiations, demands or proposals that are pending or, to the best knowledge of either KRBHC or KRB, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under
        Section 401 of the Internal Revenue Code (the "Code") that are required by the Tax Reform Act of 1986 and later legislation; (ii) KRBHC and KRB are in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans;
        (iii) KRBHC and KRB are in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) KRBHC and KRB have performed all of their obligations under the KRBHC Employment Agreements; and (v) there are no actions, suits or claims pending or, to the best knowledge of either KRBHC or KRB, threatened against any such KRBHC Employment Agreements, or the assets of any employee benefit plans, and no facts exist which are reasonably likely to give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or KRBHC or KRB on account of any such KRBHC Employment Agreements, whether written or oral.

                (b) The "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described on Schedule 3.25 have been duly authorized by the Board of Directors of KRBHC and KRB, as appropriate. Except as set forth in Schedule 3.25, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. No event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. No employee of KRBHC or KRB has engaged in any transactions which could subject either KRBHC or KRB to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan; nor have KRBHC or KRB failed to make any contributions or pay any amount due and owing as required by law or the terms of any KRBHC Employment Agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

                (c) Neither KRBHC nor KRB sponsors or participates in, and have not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                (d) Neither KRBHC nor KRB sponsors or participates in, and have not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject either KRBHC or KRB to any liability with respect to any such plan.

                (e) All group health plans of KRBHC and KRB (that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                (f) There have been no acts or omissions by KRBHC or KRB that have given rise to or, to the best knowledge of KRBHC or KRB, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

                (g) Except as described in Section 3.23(j), neither KRBHC nor KRB maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by KRBHC or KRB or pursuant to which any other benefit will accrue or vest in any director, officer or employee of KRBHC or KRB, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

                (j) Schedule 3.25 sets forth the name of each director, officer or employee of KRBHC and KRB entitled to receive any benefit or any payment of any amount under any existing employment agreement, deferred compensation agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. KRBHC and KRB have furnished VIBC with true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 3.25 delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of KRBHC and KRB referred to in Schedule 3.25 delivered as of the date of this Agreement, if any, or except as noted therein, KRBHC and KRB have furnished VIBC with true and correct copies of: (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service;
        (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

        3.26 STOCK OPTION PLAN. Schedule 3.26 sets forth a true and correct copy of KRBHC's 1994 Stock Option Plan. The 1994 Stock Option Plan has been duly approved by the Board of Directors and shareholders of KRBHC. Schedule 3.26 sets forth a copy of the Permit for the 1994 Stock Option Plan issued by the California Department of Corporations and sets forth the exemption from registration under the Securities Act of 1933, as amended, relied upon. Each stock option granted has been duly approved by the Board of Directors of KRBHC, and, upon exercise of the options in accordance with their terms, the shares of KRBHC Stock issued have been or will be validly issued, fully paid and nonassessable.

        3.27 ABSENCE OF CERTAIN PRACTICES. Except as may be disclosed to VIBC on Schedule 3.27, neither KRBHC, KRB, nor any officer, director, employee or agent of KRBHC or KRB have, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of KRBHC or KRB.

        3.28 NO VIOLATION OF LAW. KRBHC and KRB are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of KRBHC and KRB taken as a whole.

        3.29 CERTAIN INTERESTS. Except as disclosed on Schedule 3.29, except in arm's-length transactions pursuant to normal commercial terms and conditions:
(a) no officer or director of either KRBHC or KRB have any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of KRBHC or KRB except for the normal rights of a shareholder of KRBHC; (b) no such person is indebted to KRBHC or KRB except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) neither KRBHC nor KRB are indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed on Schedule 3.25, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from KRBHC or KRB to any employee of KRBHC or KRB.

        3.30 MINUTE BOOKS. The minute books of KRBHC and KRB accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of KRBHC and KRB and contain true and complete copies of KRBHC's and KRB's Articles of Incorporation and Bylaws and all amendments thereto.

        3.31 ACCOUNTING RECORDS; DATA PROCESSING. KRBHC and KRB have records that, in all material respects, fairly reflect their transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with generally accepted accounting principles. Except as set forth in Schedule 3.31, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by KRBHC and KRB in the operation of their business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of KRBHC and KRB.

        3.32 OPERATING LOSSES. Schedule 3.32 sets forth any individual Operating Loss (as defined below) in excess of $1,000 that has occurred at KRBHC or KRB during the period after December 31, 1998. Except as set forth on
Schedule 3.32, since December 31, 1998, no event has occurred, and no action has been taken or omitted to be taken by any employee of either KRBHC or KRB that has resulted in the occurrence by KRBHC or KRB of an Operating Loss or that might reasonably be expected to result in the occurrence by KRBHC or KRB of an Operating Loss after December 31, 1998, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $10,000 by itself or $50,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

        3.33 CRA STANDING. KRB's compliance under the Community Reinvestment Act (the "CRA") should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. KRB has not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

        3.34 YEAR 2000. All hardware, firmware, software and computer systems owned, used or licensed by KRBHC and KRB, including but not limited to system and application programs, files, databases and computer services, are Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will correctly and accurately address, produce, store, process and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; (ii) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four- digit year; and
(iii) will be interoperable with other Year 2000 Compliant hardware or software owned, used or licensed by KRBHC and KRB which may deliver records to, receive records from or otherwise interact with such hardware or software in the course of processing records or data.

        3.35 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by KRBHC and KRB hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF VIBC

        VIBC hereby represents and warrants to KRBHC as follows:

        4.1 ORGANIZATION AND GOOD STANDING. VIBC is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California, and is authorized by the California Secretary of the State to conduct business as a California corporation and by the Board of Governors of the Federal Reserve to be a bank holding company pursuant to the BHCA. VIBC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

        4.2 AUTHORITY; NO CONFLICTS; DEFAULTS. The execution and delivery by VIBC of this Agreement and the PS Merger Agreement and the consummation of the Transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of VIBC. This Agreement is, and the PS Merger Agreement will be, binding and enforceable obligations of VIBC and Merger Corp, respectively, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or California corporations, or by general equitable principles. Neither the execution and delivery by VIBC of this Agreement or the PS Merger Agreement nor the consummation of the Transactions contemplated herein, nor compliance by VIBC with any of the provisions hereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) constitute a breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which VIBC or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of VIBC, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by VIBC of this Agreement or by Merger Corp of the Merger Agreement, or by VIBC of the PS Merger Agreement or the consummation by VIBC of the Transactions contemplated hereby or thereby, except: (a) approval of the Merger Agreement by VIBC as the shareholder of Merger Corp; and (b) such approvals of this Agreement, the Merger Agreement, the PS Merger Agreement, and the Transactions contemplated herein and therein as may be required by the FRB, pursuant to the BHCA, and the DFI.

        4.3 BROKERS' AND FINDERS' FEES. Neither VIBC nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, or which has resulted in, or may give rise to, any obligation on the part of VIBC or KRBHC therefor. VIBC agrees to indemnify and hold KRBHC harmless from and against any and all claims, liabilities, or obligations with respect to any brokers' or finders' fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by VIBC or its affiliates.

        4.4 REGULATORY APPROVALS. To the best knowledge of VIBC, VIBC has no reason to believe that it would not receive all required approvals from any governmental entity of any application to consummate the transactions contemplated by this Agreement without the imposition of a materially burdensome condition in connection with the approval of any such application.

        4.5 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by VIBC hereby and in the schedules hereto contain no statements of fact which are untrue or misleading or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. All information furnished by or made available by VIBC relating to VIBC, any documents to be filed with the FRB, the DFI or any other governmental entity in connection with the Transactions will not, at the respective times such documents are filed or become effective, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to prevent the statements from being false or misleading.

        4.6 AUTHORITY OF MERGER CORP. The execution and delivery by Merger Corp of the Merger Agreement and, subject to the requisite approval of the shareholder of Merger Corp, the consummation of the Transactions completed thereby, will be duly and validly authorized by all necessary corporate action on the part of Merger Corp, and the Merger Agreement will be upon execution by the parties thereto, the valid and binding obligation of Merger Corp, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally, or by general equitable principles.

                                    ARTICLE V

                   COVENANTS OF KRBHC AND KRB PRIOR TO CLOSING

        KRBHC and KRB hereby covenant and agree with VIBC as follows:

        5.1 BUSINESS RECORDS AND INFORMATION. During the period commencing on the date hereof, and ending on the Closing Date, KRBHC and KRB will afford VIBC, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable VIBC and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of KRBHC and KRB and the conditions thereof, and to update such examination at such reasonable intervals as VIBC shall deem appropriate. Such examination shall be conducted in cooperation with the officers of KRBHC and KRB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of KRBHC and KRB. No such examination or VIBC's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of VIBC of its right to rely upon the representations, warranties or covenants made by KRBHC, KRB and/or their officers and directors herein or pursuant hereto. KRBHC and KRB will permit an authorized representative or representatives of VIBC, designated as such from time to time by VIBC's President (the "VIBC Representative") access during normal business hours to all of its business, operations, properties, books, files and records for the additional purpose of rendering any approvals required of VIBC by KRBHC or KRB pursuant to Section 5.2. KRBHC and KRB will use their best efforts to have the VIBC Representative or another authorized representative available during KRBHC's and/or KRB's normal business hours to render approvals required pursuant to Section 5.2. In addition, KRBHC and KRB shall provide VIBC and the VIBC Representative with five days notice of all regular meetings of its Board of Directors and notice, at the same time notice is given to members, of any committee meeting, and the earliest possible notice of all special meetings of its Board of Directors. KRBHC and KRB will permit the VIBC Representative to attend and observe all Board and committee meetings (except during confidential discussions regarding the Merger and the PS Merger), and KRBHC shall indemnify and hold harmless VIBC, Merger Corp and the VIBC Representative in connection with actions taken by KRBHC or KRB (i) pursuant to any approvals obtained pursuant to Section 5.2 or (ii) during any Board or committee meetings attended and observed by the VIBC Representative; provided, that if the Merger and the PS Merger are consummated, then such indemnification shall be of no further force or effect after the effective time of the Merger and the PS Merger. VIBC will hold in strict confidence all documents and information concerning KRBHC and KRB so obtained or obtained previously pursuant to any prior meetings and discussions held regarding this Agreement or the Transactions contemplated herein and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any such documents provided pursuant to Section 5.3 shall be returned to KRBHC, without any copies being retained by VIBC. VIBC shall destroy any document, memoranda, notes and other writings whatsoever prepared by KRBHC or KRB or any of its agents relating to or containing the confidential information promptly upon notice by KRBHC. Upon request by KRBHC, such destruction shall be certified in writing to KRBHC by an authorized officer of VIBC supervising such destruction.

        5.2 LIMITATIONS UPON KRBHC AND KRB PRIOR TO CLOSING. Except as required by this Agreement, between the date hereof and the Closing Date or until this Agreement is terminated, without the prior written consent of VIBC, which shall not be unreasonably withheld and which shall be deemed granted if within five business days after receipt of written request refusal of such written consent is not received from VIBC by KRBHC and/or KRB, KRBHC and/or KRB shall not do any of the following:

                (a) Create or take action to incur any liabilities in excess of $25,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

                (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of KRBHC or KRB securing an obligation in excess of $25,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

                (c) Make or become a party to any contract or commitment in excess of $25,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $25,000 except in the usual and ordinary course of business or except in connection with the Transactions contemplated in this Agreement, the Merger Agreement or the PS Merger;

                (d) Make any loan, loan commitment, or renewal or extension thereof ("Loan") to any person or entity, which, individually or when aggregated with all other outstanding Loans made by KRB to such person or entity, exceeds $600,000 or make any Loan to any of their directors or executive officers;

                (e) Purchase any loan participation interest in excess of $200,000;

                (f) File a notice of default on any delinquent real estate secured loan with a principal balance of $200,000 or more;

                (g) Make any capital expenditures in excess of $25,000 except for ordinary and necessary repairs and replacements;

                (h) Sell or otherwise dispose of any of their assets or properties in excess of $25,000 in value, except in the usual and ordinary course of its business, or charge off any of its assets or properties in excess of $25,000 in value;

                (i) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of KRBHC Stock;

                (j) Except as contemplated herein, issue or sell or obligate themselves to issue or sell any shares of KRBHC or KRB Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of KRBHC Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options set forth in Schedule 3.2;

                (k) Acquire capital stock of any corporation or any interest in any entity except in the usual and ordinary course of its business;

                (l) Amend their Articles of Incorporation or Bylaws, except for such amendments as contemplated by this Agreement;

                (m) Grant any salary increase or enter into or amend, except as may be required by applicable law, any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to KRBHC or KRB is increased;

                (n) Pay any obligation or liability, absolute or contingent, in excess of $25,000 except liabilities shown on the KRBHC Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

                (o) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by KRBHC or KRB or waiver of their claims in excess of $25,000 before any court or governmental agency, except in the usual and ordinary course of its business;

                (p) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

                (q) Except in the usual and ordinary course of their business, enter into any continuing contract or series of related contracts in excess of $25,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

                (r) Except as contemplated in Sections 1.8, 1.9 and 1.10 hereof, enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or any affiliate of such person on terms that are less favorable to KRBHC or KRB than could be obtained from an unrelated third party on an arm's-length basis;

                (s) File any applications for additional branches or loan production offices or to relocate operations from any existing location, except as contemplated herein;

                (t) Change any of KRBHC's or KRB's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of their business or operations, except such change as may be required in the opinion of KRBHC's or KRB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB, by applicable law, by bank regulatory authorities or as contemplated by this Agreement;

                (u) Knowingly default in any material respect under any Understanding to which KRBHC or KRB are parties, and which, individually or together with other Understandings with respect to which a default by KRBHC or KRB exists, would materially adversely affect the business, properties, prospects or financial condition of KRBHC taken as a whole; or

                (v) Conduct their business in a manner that would violate their respective Articles of Incorporation or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 5.2(v) shall constitute a waiver of any rights of VIBC under any other provision of this Agreement.

        5.3 AFFIRMATIVE CONDUCT OF KRBHC AND KRB PRIOR TO CLOSING. Between the date hereof and the Closing Date, KRBHC and KRB shall:

                (a) Use their best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles II, VII, VIII, IX and X hereof;

                (b) Use and devote their best efforts consistent with this Agreement to maintain and preserve intact their present business organization and to maintain and preserve their relationships and goodwill with account holders, borrowers, employees and others having business relationships with them;

                (c) Carefully prepare or review and make available to VIBC prior to filing all federal, state and local tax returns and reports to government authorities regarding KRBHC and KRB required to be filed by it between the date hereof and the Closing and ensure that information contain therein is true, accurate and contains all disclosures required to make such filings not misleading;

                (d) Furnish VIBC with such financial and other information with respect to KRBHC and KRB and their properties, business and operations as in the reasonable opinion of VIBC, counsel for VIBC and counsel for KRBHC as shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in Articles VII and X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

                (e) Provide VIBC and the VIBC Representative with KRBHC's and KRB's monthly Board package and all committee meeting packages at the time provided to KRBHC's and KRB's directors (excluding any confidential information regarding the Transactions contemplated hereby);

                (f) Provide VIBC all monthly new loan reports, all monthly past due loan reports, all listings of any new loans placed on non-accrual, all monthly watchlist reports, and all listings of loans greater than $100,000 that have been downgraded;

                (g) Provide VIBC with five days' notice and, subject to any limitation or prohibition of any so-called "right to privacy" law, a copy of the applicable credit report prior to making any Loan to any person or entity which, individually or when aggregated with all other outstanding Loans made by KRB to such person or entity, exceeds $600,000;

                (h) Provide VIBC with five days' notice prior to purchasing or selling any loan participation interest;

                (i) Provide VIBC with five days' notice prior to initiating any action to foreclose on real estate or personal property collateral and provide VIBC with monthly status reports on all foreclosed properties;

                (j) Provide VIBC with qualified appraisals on all newly acquired foreclosed properties and on all existing foreclosed properties where appraisals are or become more than 12 months old;

                (k) Maintain insurance coverage at least equal to that now in effect on all of their properties and on all properties for which they are responsible, and carry not less than the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

                (l) Duly observe and conform to lawful requirements applicable to its business in all material respects and conduct their business in a manner that is consistent with safe and sound banking practices;

                (m) Maintain their books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis;

                (n) Except for the KRBHC 1994 Stock Option Plan and except as specified by VIBC to the contrary, maintain all KRBHC Employment Agreements in effect at and as of the Effective Time of the Merger as employee benefit programs of KRB. Any persons who are officers or other employees of KRB immediately prior to the Effective Time of the Merger will remain officers or employees of KRB and shall be entitled, in that capacity, to continue to participate in all KRBHC Employment Agreements of KRB in accordance with the terms of the KRBHC Employment Agreements, taking into account their service with KRB before the Effective Time of the Merger;

                (o) Notify VIBC by telephone, confirmed promptly in writing, of any breach or violation on KRBHC's or KRB's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by KRBHC or KRB herein to be or become false or misleading, or if KRBHC or KRB becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a material change in the circumstances of KRBHC or KRB described in the representations and warranties contained herein; and advise VIBC promptly in writing of any matter which would make the representations and warranties set forth in Article III hereof not true and correct in all material respects at the Closing; and

                (p) As of the Closing Date amend and/or supplement the schedules prepared and delivered pursuant to Article III to ensure that the information set forth in such schedules accurately reflects the then-current status of KRBHC and KRB; and each representation, warranty, covenant and agreement of KRBHC and KRB set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in this Section 5.3(p), as of the Closing Date.

        5.4 INDEMNIFICATION. KRBHC and KRB hereby agree to indemnify and hold harmless VIBC against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by KRBHC or KRB for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of KRBHC or KRB under this Agreement.

        5.5 EXECUTE AGREEMENTS TO MERGE AND CONSOLIDATE. As soon as possible after receipt of shareholder and regulatory approvals, KRBHC shall execute the Merger Agreement and the PS Merger Agreement.

        5.6     DISCUSSION WITH THIRD PARTIES.

                (a) STRATEGIC TRANSACTIONS. KRBHC and KRB: (i) shall not, and shall instruct and cause each of their directors, officers, employees, agents, representatives and advisors ("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Section 5.6(b), shall not, and shall instruct and cause each of their Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than VIBC. KRBHC and KRB shall notify VIBC promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, KRBHC, KRB, or any of their Representatives, and shall disclose to VIBC the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as VIBC reasonably may request; provided, however, that if KRBHC or KRB receive a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to VIBC would violate a confidentiality agreement by which KRBHC or KRB is bound, KRBHC or KRB (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify VIBC that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. A "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction. For purposes of this Section 5.6, a "Strategic Transaction" means any acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, KRBHC or KRB, or any merger or other business combination involving KRBHC or KRB, or any recapitalization involving KRBHC or KRB resulting in an extraordinary dividend or distribution to KRBHC's shareholders, or a self-tender for or redemption of some or all of the outstanding shares of KRBHC Stock.

                (b) QUALIFYING PROPOSAL. Notwithstanding Section 5.6(a), following receipt of a Qualifying Strategic Transaction Proposal (as hereinafter defined), neither KRBHC nor KRB nor any of their Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to VIBC, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to KRBHC's shareholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to KRBHC's shareholders, or
        (iii) subject to the terms of Section 11.1(e), terminating this Agreement. For purposes of this Section 5.6, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which KRBHC's or KRB's Board of Directors shall have determined, after consultation with KRBHC's or KRB's counsel, that the action by KRBHC or KRB contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors of KRBHC to the holders of KRBHC Stock or by the Board of Directors of KRB to KRBHC, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by KRBHC or KRB to the effect that the financial terms of such Strategic Transaction Proposal are, from KRBHC's shareholders' or KRB's shareholder's perspective, superior to the Merger and the PS Merger.

        5.7 STOCK OPTION PLANS. KRBHC shall cause its 1994 Stock Option Plan to be terminated as of or prior to the Closing Date and payment to be made to each optionee to settle and cancel all outstanding stock options.

        5.8 PROXY STATEMENT. The proxy statement and/or any other materials or documents (collectively, the "Proxy Materials") to be used in connection with the shareholders' meeting required pursuant to Section 7.2(b) hereof, with respect to all information set forth therein relating to KRBHC, KRB, this Agreement, the Merger Agreement, the PS Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meeting, shall:

                (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

                (b) Except with respect to any information regarding VIBC supplied to KRBHC by VIBC for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

        5.9 PHASE I REPORT. KRB shall cause a Phase I Environmental Report (the "Report") to be completed regarding KRB's Dinuba Property by a qualified environmental inspection firm acceptable to VIBC at KRBHC's or KRB's cost and expense and to deliver the Report to VIBC not later than thirty (30) days from and after the date of this Agreement.

                                   ARTICLE VI

                       COVENANTS OF VIBC PRIOR TO CLOSING

        VIBC hereby covenants and agrees with KRBHC as follows:

        6.1 AFFIRMATIVE CONDUCT OF VIBC PRIOR TO CLOSING. Between the date hereof and the Closing Date, VIBC shall:

                (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles II, VII, VIII, IX and X hereof, including the organization of Merger Corp;

                (b) Notify KRBHC by telephone, confirmed promptly in writing, of any breach or violation on VIBC's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by VIBC herein to be or become false or misleading, or if VIBC becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a change in the circumstances of VIBC described in the representations and warranties contained herein; and advise KRBHC promptly in writing of any matter which would make the representations and warranties set forth in Article IV hereof not true and correct in all material respects at the Closing; and

                (c) As of the Closing Date, amend and/or supplement the schedules prepared and delivered pursuant to Article IV to ensure that the information set forth in such schedules accurately reflects the then-current status of VIBC. Each representation, warranty, covenant and agreement of VIBC set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in this Section 6.1(c), as of the Closing Date.

        6.2 APPOINTMENT OF VIBC REPRESENTATIVE. As soon as practicable after execution of this Agreement VIBC shall appoint the VIBC Representative.

        6.3 INDEMNIFICATION. VIBC hereby agrees to indemnify and hold harmless KRBHC against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by VIBC for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of VIBC under this Agreement.

                                   ARTICLE VII

                  COVENANTS AND AGREEMENTS TO OBTAIN APPROVALS

        7.1 REQUIRED APPROVALS. The parties, to proceed with the Transactions as provided for herein, covenant and agree to use their best efforts to obtain the appropriate permits, consents and/or approvals from the regulatory authorities, other governmental agencies, and shareholders, where appropriate (collectively, the "Approvals"). The parties agree that they will cooperate with each other in obtaining the Approvals and will furnish promptly such documents and information about each other as shall be reasonably necessary in order to obtain the Approvals.

        7.2 KRBHC RESPONSIBILITY. KRBHC shall be solely responsible for and shall do the following to obtain the approval and consent of its shareholders and aid VIBC, in a manner reasonably calculated to ensure receipt of the shareholders' and the regulatory approvals of the Transactions contemplated by this Agreement, including:

                (a) causing a meeting of its shareholders to be duly called and held or an action by written consent to be obtained for the purpose of approving the Transactions;

                (b) preparing the Proxy Materials and any amendments or supplements thereto to be used in connection with obtaining shareholders' approval pursuant to Section 7.2(a) above;

                (c) recommending approval of the Transactions to the shareholders in the Proxy Materials and any amendments or supplements thereto;

                (d) seeking to obtain shareholder approval of the Transactions by no later than November 30, 1999;

                (e) assuring the accuracy of information concerning KRBHC and KRB furnished to shareholders for the purposes of obtaining the shareholders' approvals;

                (f) furnishing VIBC a copy of the Proxy Materials and any amendments or supplements thereto, for review and approval by VIBC prior to KRBHC's solicitation of its shareholders' approval of the Transactions; and

                (g) assuring the accuracy of information concerning KRBHC and KRB furnished to VIBC, either written or oral, for the purpose of preparation and filing of the requisite applications with the FRB, the DFI and any other governmental entity to obtain the Approvals.

        7.3 VIBC RESPONSIBILITY. VIBC shall be solely responsible for and shall do the following to obtain the approval and consent of the sole shareholder of Merger Corp and regulatory authorities and aid KRBHC, in a manner reasonably calculated to ensure receipt of the shareholder's and the regulatory approvals of the Transactions contemplated by this Agreement, including:

                (a) causing a special meeting of the sole shareholder of Merger Corp to be duly called and held or an action by written consent to be obtained for the purpose of approving the Transactions;

                (b) preparing and filing with the FRB and the DFI all regulatory applications and amendments thereto necessary to obtain the Approvals; and

                (c) furnishing KRBHC and its counsel with copies of all regulatory filings (except materials deemed confidential by VIBC) for review and comment before such applications are filed by VIBC.

        7.4 COMPLIANCE WITH LAWS. In obtaining the Approvals for which it is responsible, each of VIBC and KRBHC covenants and warrants to the other that it will comply with all material provisions of applicable state and federal law and that no document filed by it with state or federal regulatory authorities will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or which is necessary to make the facts stated therein not misleading; provided that neither party covenants and warrants as to information provided by the other party for inclusion in such document.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF KRBHC

        All obligations of KRBHC to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by KRBHC:

        8.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of VIBC contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        8.2 PERFORMANCE OF OBLIGATIONS. VIBC shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by VIBC at or prior to the Closing Date.

        8.3 OFFICERS' CERTIFICATE. There shall have been delivered to KRBHC at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of VIBC certifying, to the best of their knowledge, compliance by VIBC with all of the provisions of Sections 8.1 and 8.2 of this Agreement.

        8.4 RECEIPT OF LEGAL OPINION. KRBHC shall have received a legal opinion from Horgan, Rosen, Beckham & Coren, L.L.P., counsel for VIBC, addressed to KRBHC and dated the Closing Date and substantially in the form set forth on
Schedule 8.4 hereto or in such other form as agreed to by the parties.

        8.5 CLOSING DOCUMENTS. VIBC shall have delivered to KRBHC the Closing documents required pursuant to Schedule 2.4 and Section 2.4 of this Agreement.

        8.6 APPROVALS. Receipt of all required approvals pursuant to Article VII of this Agreement.

        8.7 BANK CONSULTING AGREEMENT AND AGREEMENT NOT TO COMPETE. VIBC shall have delivered to Director Klassen the Bank Consulting Agreement and Agreement Not to Compete in the form of Exhibit "D."

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF VIBC

        All obligations of VIBC to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by VIBC:

        9.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of KRBHC and KRB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

        9.2 PERFORMANCE OF OBLIGATIONS. KRBHC and KRB shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by KRBHC and KRB at or prior to the Closing Date.

        9.3 ABSENCE OF MATERIAL CHANGES. Between the date of this Agreement and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, KRBHC or KRB have been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of KRBHC or KRB taken as a whole; (b) no material adverse change in the business, operations, financial condition, income, or prospects of KRBHC or KRB; and (c) an absence of the institution of litigation involving KRBHC or KRB or any of their assets which, if determined adverse to KRBHC or KRB, would have a material adverse effect upon KRBHC or KRB.

        9.4 APPOINTMENT OF DIRECTORS. KRB shall have delivered to VIBC at the Closing a copy of resolutions duly adopted by KRB's Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of up to two nominees by VIBC to the KRB Board of Directors, effective as of the Closing Date.

        9.5 OFFICERS' CERTIFICATE. There shall have been delivered to VIBC at the Closing certificates executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of KRBHC and of KRB certifying, to the best of their knowledge, compliance by KRBHC and by KRB with all of the provisions of Sections 9.1, 9.2, 9.3 and 9.4 of this Agreement.

        9.6 RECEIPT OF LEGAL OPINION. VIBC shall have received a legal opinion from McCormick, Barstow, Sheppard, Wayte & Carruth, LLP, counsel for KRBHC and KRB, addressed to VIBC and dated the Closing Date, substantially in the form set forth as Schedule 9.6 hereto or in such other form as agreed to by the parties.

        9.7 CLOSING DOCUMENTS. KRBHC and KRB shall have delivered to VIBC the Closing documents required pursuant to Schedule 2.4 and Section 2.4 of this Agreement.

        9.8 CONSENTS. KRBHC and KRB shall have obtained all consents of other parties to its material mortgages, notes, leases, franchises, agreements, licenses, and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, breach or loss of rights or benefits thereunder, including, but not limited to the ground lease for the Reedley Office; the lease for 3104 South Mooney Boulevard, Visalia, California and the lease for 218 North Douty, Hanford, California.

        9.9 VENDOR AGREEMENTS. VIBC shall have received satisfactory evidence that the KRBHC and KRB Services Agreements have been or are being terminated as VIBC may require.

        9.10 PHASE I REPORTS. KRBHC and KRB shall have delivered to VIBC a copy of a Phase I Environmental Impact Report as required by Section 5.9 in form and substance acceptable to VIBC in its sole and absolute discretion.

        9.11 APPROVALS. Receipt of all required approvals pursuant to Article VII of this Agreement.

        9.12 CONSULTING AGREEMENTS. Director Klassen shall have executed the Bank Consulting Agreement and Agreement Not to Compete in the form of Exhibit "D."

        9.13 AGREEMENTS NOT TO COMPETE AND NON-SOLICITATION AGREEMENT. Directors Barsoom, Enns, Grunau, Penner, and Ratzlaff shall each have executed the Agreement Not to Compete in the form of Exhibit "E" and Director Lowery shall have executed the Non-Solicitation Agreement in the form of Exhibit "F".

        9.14 DATA AND SYSTEM PROCESSING CONTRACT. KRBHC shall have delivered to VIBC a written confirmation that KRB's contract with Alltel Information Systems is terminable on June 1, 2000 and that KRB's contract with the Federal Reserve Bank of San Francisco is terminable within 30 days subsequent to the Closing.

                                    ARTICLE X

              CONDITIONS PRECEDENT TO THE MERGER AND THE PS MERGER

        The obligations of VIBC and KRBHC to proceed with the Merger, the PS Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of the Merger, of the following conditions:

        10.1 PERMITS AND APPROVALS. Appropriate permits or approvals from the FRB, the DFI, and any other governmental agencies having jurisdiction which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable. Said permits and approvals shall be on terms and conditions acceptable to VIBC and shall include, but shall not be limited to, the following:

                (a) Prior written approval from the FRB for VIBC to acquire control of KRB pursuant to the BHCA;

                (b) Prior written approval from the DFI pursuant to Financial Code Sections 700, et seq. for VIBC to acquire control of KRB;

                (c) This Agreement, the Merger Agreement and the PS Merger Agreement shall have been approved by the requisite number of the issued and outstanding shares of KRBHC Stock entitled to vote and by the requisite number of the issued and outstanding shares of Merger Corp Stock entitled to vote; and

                (d) Any and all other actions required by the shareholders of KRBHC to authorize or effect the Transactions called for herein shall have been duly and validly taken.

        10.2 TAX RULING OR OPINION. Receipt by the parties of a ruling issued by the Internal Revenue Service or, in lieu thereof, the opinion of Vavrinek, Trine, Day & Co., LLP, to the effect that:

                (a) the Merger qualifies as a "qualified stock purchase" under Section 338(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                (b) the PS Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, and VIBC, KRBHC, and Merger Corp are parties to a reorganization under Section 368(b) of the Code; and

                (c) No gain or loss will be recognized by KRBHC, Merger Corp, the Merged Corporation or VIBC as a result of the Merger and the PS Merger for federal income tax purposes.

                                   ARTICLE XI

                                   TERMINATION

        11.1 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate and be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

                (a) Immediately upon the expiration of 30 days from the date that VIBC has given notice to KRBHC or KRB of breach or default by KRBHC or KRB in the performance of any covenant, agreement, representation, warranty, duty, condition or obligation hereunder; provided, however, that no such termination shall be effective if, within said 30-day period, KRBHC or KRB shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                (b) Immediately upon the expiration of 30 days from the date that KRBHC or KRB have given notice to VIBC of breach or default by VIBC in the performance of any covenant, agreement, representation, warranty, duty, condition or obligation hereunder provided, however, that no such termination shall be effective if, within said 30-day period VIBC shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                (c) Upon the expiration of 30 days after the FRB or the DFI or any other applicable regulatory agency denies or refuses in writing to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said 30-day period the parties hereto agree to appeal or resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;

                (d) By VIBC or KRBHC, by written notice given to the other, if any action or proceeding shall have been instituted before any court or governmental entity or authority to restrain or prohibit the consummation of the Transactions contemplated by this Agreement, and the party giving such notice has been advised in writing by its counsel named herein that in the opinion of such counsel such action or proceeding could reasonably be expected at the time such notice is given to result in such restraint or prohibition;

                (e) Immediately after: (i) VIBC is notified by KRBHC or KRB, or VIBC otherwise becomes aware that, pursuant to Section 5.6, KRBHC or KRB have received a

        Qualifying Strategic Transaction Proposal; and (ii) payment by KRBHC or KRB to VIBC of the Termination Fee pursuant to Section 11.4(a) hereof;

                (f) By notice by VIBC to KRBHC or KRB, or by KRBHC or KRB to VIBC, if the Closing has not occurred on or before January 31, 2000, but subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to January 31, 2000, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Sections 11.1(a) or (b) or by virtue of the events described in Sections 11.1(c) or (d) (the "Termination Date");

                (g)     Upon the mutual agreement of the parties hereto; or

                (h) By VIBC should any Phase I Environmental Report on KRB's Dinuba Property indicate that Hazardous Substance(s) is (are) located under or about the Dinuba Property.

        11.2 IMMATERIAL BREACH. Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

        11.3 EFFECT OF TERMINATION. If this Agreement shall be terminated as provided herein, each party shall redeliver all documents, work papers and other material of the other party relating to the Transactions contemplated herein to the party furnishing the same, except that the foregoing shall not apply to any documents, work papers, material or information which is a matter of public knowledge. No termination of this Agreement under this Article XI for any reason or in any manner, except as permitted by Sections 11.1(f) and (g), shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein; provided, however, no party shall be liable to the other parties for termination pursuant to (i) Sections 11.1(c) or 11.1(d) for the failure of the FRB or the DFI, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required if the failure is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement, or (ii)
Section 11.1(d) if the institution of a legal action pursuant to 11.1(d) is not the result of a material breach by that party of a representation, warranty or covenant set forth in this Agreement, or (iii) Section 11.1(h) if Hazardous Substance(s) is (are) shown to be located on the Dinuba Property and the existence thereof is not the result of a material breach by KRBHC or KRB of a representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by VIBC pursuant to
Section 11.1(a), then KRBHC or KRB shall pay to VIBC, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in
Section 11.4(b). If, however, such termination shall result from an election to terminate by KRBHC or KRB pursuant to Section 11.1(b), then VIBC shall pay to KRBHC or KRB, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Section 11.4(b). If, however, such termination shall result from an election to terminate by VIBC, KRBHC or KRB pursuant to
Section 11.1(e), then KRBHC or KRB shall pay to VIBC the Termination Fee pursuant to Section 11.4(a).

        11.4    TERMINATION FEE AND LIQUIDATED DAMAGES.

                (a) TERMINATION FEE. The Termination Fee shall be the amount of $1,000,000 (the "Termination Fee") in the event this Agreement is terminated pursuant to Section 11.1(e).

                (b) LIQUIDATED DAMAGES. As reasonable and full liquidated damages and reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Section 11.1(a) or Section 11.1(b), the liquidated damages shall be the amount of $200,000 (the "Liquidated Damages").

                (c) EXCLUSIVE REMEDY. Except in the event the responsible party fails to pay the Termination Fee or the Liquidated Damages, as applicable, within ten business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        12.1 EXPENSES. VIBC, KRBHC and KRB agree that each shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated.

        12.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

        (i)     If to VIBC, to:
                VIB Corp
                1498 Main Street
                El Centro, California 92243
                Attention: Mr. Dennis L. Kern, President and CEO
                       Fax: (760) 337-3229

                With a copy to:
                Horgan, Rosen, Beckham & Coren, L.L.P.
                21700 Oxnard Street, Suite 1400
                Woodland Hills, California  91365-4335

                Attention: S. Alan Rosen, Esq.
                       Fax: (818) 340-6190

        (ii)    If to KRBHC, to:
                Kings River Bancorp
                1003 I Street
                Reedley, California 93654
                Attention: Mr. Robert N. Lowery, President and CEO
                       Fax: (559) 638-5631

                With a copy to:
                McCormick, Barstow, Sheppard, Wayte & Carruth, LLP 5 River Park Place East
                Fresno, California 93720
                Attention: Kenneth Baldwin, Esq.
                       Fax: (559) 433-2485

        (iii)   If to KRB, to
                Kings River State Bank
                1003 I Street
                Reedley, California 93654
                Attention: Mr. Robert N. Lowery, President and CEO
                       Fax: (559) 638-5631

                With a copy to:
                McCormick, Barstow, Sheppard, Wayte & Carruth, LLP 5 River Park Place East
                Fresno, California 93720
                Attention: Kenneth Baldwin, Esq.
                       Fax: (559) 433-2485

        The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or the business day following the date sent by overnight delivery, as the case may be.

        12.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

        12.4 THIRD PARTY BENEFICIARIES. KRBHC, KRB and VIBC intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than KRBHC, KRB or VIBC.

        12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

        12.6 GOVERNING LAW. This Agreement is made and entered into in the State of California and the internal laws (without regard to the conflict of law provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, except as required by applicable provisions of Title 12 of the United States Code.

        12.7 CAPTIONS. The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

        12.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are an integral part of this Agreement and each Exhibit and Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on a Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

        12.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or any Exhibit or Schedule hereto shall terminate after the Effective Time of the Merger and shall be of no further force and effect. Nothing in this Article XII shall be construed as limiting the applicable statute of limitations in the event the Transactions are not consummated.

        12.10 RELIANCE. Each party hereto shall be entitled to rely on the representations and warranties and the Exhibits and Schedules of the other party given herein or in any document or instrument delivered in connection herewith, notwithstanding any investigation conducted by the party or its representatives or agents.

        12.11 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such or other term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents. Such waiver and modification may be made without resubmission to the shareholder of Merger Corp or the shareholders of KRBHC, by mutual consent of the parties hereto through their respective Boards of Directors.

        12.12 ATTORNEYS' FEES. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, the substantially prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the other party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

        12.13 KNOWLEDGE. In all representations and warranties concerning the knowledge of KRBHC, KRB, or VIBC, wherever included herein, there shall be imputed to KRBHC, KRB, or

VIBC the actual and constructive knowledge and notice of their respective current directors and executive officers.

        12.14 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the Exhibits and Schedules hereto embodies the entire understanding of the parties with respect to the subject matter hereof and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        12.15 CONSENTS. Any and all consents required to be obtained from any of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor, unless a shorter period of time is otherwise specified.

        12.16 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

        12.17 PRESS RELEASE. No press release or other public disclosure of matters related to this Agreement of any of the Transactions contemplated hereby shall be made by VIBC, KRB or KRBHC unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        12.18 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, and which arises after the effective date of this Agreement, shall be settled by arbitration to take place in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

        12.19 CONTINUED INDEMNIFICATION. VIBC agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of KRBHC and KRB as provided in their Articles of Incorporation, Bylaws or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time of the Merger shall survive the Merger and shall continue in full force and effect. VIBC further agrees that following the consummation of the Merger to the greatest extent permitted by law and regulations applicable to, and the organizational documents or Bylaws of, VIBC as in effect on the date hereof, it shall indemnify, defend, and hold harmless individuals who were officers and directors of KRBHC and KRB as of the date hereof or immediately prior to the Effective Time of the Merger for any claim or loss arising out of their actions while a director or officer, including any acts relating to the Agreement, and shall pay the expenses, including attorneys' fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to VIB to return such advances in the event it is finally concluded such indemnification is not allowed or proper under applicable law. This Section shall survive the Closing.

        12.20 DIRECTOR AND OFFICER LIABILITY INSURANCE. VIBC consents and acknowledges that KRBHC and KRB will be obtaining for their directors and officers, to be effective upon the Effective Time of the Merger, directors' and officers' liability insurance covering a term of four (4) years beginning with the Effective Time of the Merger, which will cover acts and omissions occurring prior to the Effective Time of the Merger, which protects such persons in terms of coverage and limitations in substantially the same manner as insurance now possessed by KRBHC and KRB, and which shall include coverage for actions related to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KINGS RIVER BANCORP                     VIB CORP

By: /s/ ROBERT N. LOWERY                By: /s/ DENNIS L. KERN
   --------------------------------        -------------------------------------
        Robert N. Lowery                        Dennis L. Kern

Its: President and                      Its: President and
     Chief Executive Officer                 Chief Executive Officer


By: /s/ FLOYD M. BARSOOM                By: /s/ CHARLOTTE STUDER
   --------------------------------        -------------------------------------
        Floyd M. Barsoom                        Charlotte Studer

Its: Corporate Secretary                Its: Corporate Secretary


KINGS RIVER STATE BANK

By: /s/ ROBERT N. LOWERY
   --------------------------------
        Robert N. Lowery

Its: President and
     Chief Executive Officer


By: /s/ FLOYD M. BARSOOM
   --------------------------------
        Floyd M. Barsoom

Its: Corporate Secretary



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